Exhibit 99.1

Contact:	Joel S. Marcus
Chairman, Chief Executive Officer, & Founder
Alexandria Real Estate Equities, Inc.
(626) 578-9693

Alexandria Real Estate Equities, Inc.

Reports

Second Quarter Ended June 30, 2013

Financial and Operating Results

FFO Per Share – Diluted, as Adjusted, of $1.07 for 2Q13

AFFO Per Share – Diluted of $1.00 for 2Q13

EPS Per Share – Diluted of $0.38 for 2Q13

Total Revenues of $154.2 Million for 2Q13

NOI of $107.9 Million for 2Q13

Continued Solid Life Science Space Demand in Key Cluster Submarkets

PASADENA, CA. – July 29, 2013 – Alexandria Real Estate Equities, Inc. (NYSE: ARE) today announced financial and operating results for the second quarter ended June 30, 2013.

Second quarter ended June 30, 2013, highlights

Results

•       Funds from operations (“FFO”) attributable to Alexandria Real Estate Equities, Inc.’s (“Alexandria’s”) common stockholders – diluted, as adjusted:

•       $71.6 million, or $1.07 per share, for 2Q13 compared to $65.8 million, or $1.07 per share, for 2Q12

•       $141.6 million, or $2.18 per share, for YTD 2Q13 compared to $132.0 million, or $2.14 per share, for YTD 2Q12

•       Adjusted funds from operations (“AFFO”) attributable to Alexandria’s common stockholders – diluted:

•       $66.8 million, or $1.00 per share, for 2Q13 compared to $64.0 million, or $1.04 per share, for 2Q12

•       $134.7 million, or $2.07 per share, for YTD 2Q13 compared to $126.4 million, or $2.05 per share, for YTD 2Q12

•       Net income attributable to Alexandria’s common stockholders – diluted:

•       $25.5 million, or $0.38 per share, for 2Q13 compared to $17.6 million, or $0.29 per share, for 2Q12

•       $47.9 million, or $0.74 per share, for YTD 2Q13 compared to $36.0 million, or $0.58 per share, for YTD 2Q12

Core operating metrics

•       Total revenues from continuing operations:

•       $154.2 million for 2Q13, up 5.9%, compared to $145.6 million for 2Q12

•       $304.6 million YTD 2Q13, up 8.3%, compared to $281.3 million for YTD 2Q12

•       Net operating income (“NOI”) from continuing operations:

•       $107.9 million for 2Q13, up 4.3%, compared to $103.5 million for 2Q12

•       $213.1 million for YTD 2Q13, up 7.2%, compared to $198.7 million for YTD 2Q12

•       Same property NOI performance:

•       7.2% and 3.2% increases on a cash and GAAP basis, respectively, for 2Q13 compared to 2Q12

•       8.3% and 2.0% increases on a cash and GAAP basis, respectively, for YTD 2Q13 compared to YTD 2Q12

•       Leasing activity solid during the three months ended June 30, 2013:

•       Executed 66 leases for 768,000 rentable square feet (“RSF”), including 270,000 RSF of development and redevelopment space

•       Rental rate increase of 6.7% and 12.7% on a cash and GAAP basis, respectively, on renewed/re-leased space

•       Key life science space leasing:

•       Investment-grade entity leased 121,632 RSF at 430 East 29th Street development in the Greater NYC market

•       Illumina, Inc. leased 97,702 RSF at 499 Illinois Street development in the San Francisco Bay Area market

•       Sarepta Therapeutics, Inc. leased 46,376 RSF at 215 First Street in the Greater Boston market

•       Eli Lilly and Company leased 27,950 RSF at 620 Professional Drive in the Suburban Washington, D.C. market

•       Nominal remaining expiring leases in 2013 of 410,254 RSF, or 3% of total operating RSF

•       Occupancy for North American Properties, as of June 30, 2013:

•       94.6% for operating properties and 92.9% for operating and redevelopment properties, up 40 bps and 110 bps, respectively, since March 31, 2013

•       Operating margins remained steady at 70% for 2Q13 and YTD 2Q13

•       Investment-grade client tenants represented 46% of total annualized base rent (“ABR”)

ALEXANDRIA REAL ESTATE EQUITIES, INC.

June 30, 2013

Second Quarter Ended June 30, 2013

Financial and Operating Results

Core operating metrics (continued)

•       Investment-grade client tenants represented 72% of ABR from our top 10 client tenants

•       Contractual annual rent escalations in 95% of our leases

Balance sheet

•        Completed in 2Q13 secondary offering of 7.6 million shares of common stock at a price of $73.50 per share.  The net proceeds of $535.5 million were used to repay outstanding balances under our unsecured senior line of credit.

•        Completed in 2Q13 $500 million 3.90% 10-year unsecured senior notes payable offering.  Net proceeds of $495.3 million were used to reduce outstanding variable rate bank debt, including a $150 million partial repayment of our $750 million 2016 Unsecured Senior Bank Term Loan and to increase our available cash balance.  In connection with the partial repayment of our 2016 Unsecured Senior Bank Term Loan, we recognized a loss on the early extinguishment of debt related to the write-off of unamortized loan fees totaling $0.6 million, or $0.01 per share.

•        Liquidity of $1.8 billion, including $1.5 billion available under our unsecured senior line of credit and $302.2 million in cash and cash equivalents as of June 30, 2013.

•        Closed in 2Q13 secured construction loan, with aggregate commitments of $36 million at a rate of LIBOR + 1.40%, for 100% pre-leased development project at 269 East Grand Avenue in the San Francisco Bay Area market.

•        Net debt to EBITDA of 6.6x for the twelve months ended June 30, 2013.

•        Fixed charge coverage ratio of 2.7x for the twelve months ended June 30, 2013.

•        Unhedged variable rate debt totaling 11% of total consolidated debt as of June 30, 2013.

•       Completed in 2Q13 $22.5 million of real estate property sales, at a gain of $1.0 million, as follows:

•       $4.4 million of non-strategic income producing assets at a gain of $0.2 million

•       $18.1 million of non-income-producing land at a gain of $0.8 million

Subsequent events

Ariad Pharmaceuticals, Inc. expansion

On July 3, 2013, Ariad Pharmaceuticals, Inc. executed an LOI to lease an additional 139,374 RSF for a 15 year term at our 75/125 Binney Street development in the Cambridge submarket of Greater Boston.  An amendment to their lease is under negotiation to increase their lease to 383,497 RSF, or 99% of the total RSF of the project.

Sale of land parcel at 1600 Owens Street

On July 8, 2013, we executed a purchase and sale agreement to dispose of our land parcel at 1600 Owens Street in the Mission Bay submarket of the San Francisco Bay Area for an aggregate sales price of $55.2 million, inclusive of certain parking spaces.  Ownership of the parcel was strategically important to the buyer and we will earn a fee to manage the construction of the building.  This sale is expected to close in December 2013.

Acquisition of 10121/10151 Barnes Canyon Road

On July 5, 2013, we acquired 10121/10151 Barnes Canyon Road, an approximate 116,000 RSF office property located in the Sorrento Mesa submarket of San Diego, for a total purchase price of $13.1 million.  The acquisition will be funded in two installments:  i) $5.4 million to be funded in August, 2013 (which will earn a 7% return until the next payment is made), and ii) $7.7 million to be funded no later than October 2014.  The property is currently 100% occupied with leases that expire in 2014 and 2015. We intend to convert the existing office space into laboratory space through redevelopment when the space becomes available. Initial stabilized yields will be provided in the future upon commencement of the redevelopment.

Unsecured senior bank loan financings

On July 26, 2013, we amended our $600 million 2016 Unsecured Senior Bank Term Loan to reduce our interest rate on outstanding borrowings.  We did not extend the maturity of this loan as we expect to repay the loan over the next one to three years.  In addition, we expect to complete amendments to our $1.5 billion unsecured senior line of credit and our $600 million 2017 Unsecured Senior Bank Term Loan in the third quarter of 2013 to reduce our interest rate on outstanding borrowings, extend the maturity dates and amend certain financial covenants.  The commitments available for each facility will not change.

		Maturity Date (including extensions)		Applicable Rate		Facility Fee
Facility	Status	Prior/ Current	Extended/ Proposed	Prior/ Current	Extended/ Proposed	Prior/ Current	Extended/ Proposed
$600 million 2016 Unsecured Senior Bank Term Loan	Complete	June 2016	July 2016	L +1.75%	L +1.20%	N/A	N/A
$600 million 2017 Unsecured Senior Bank Term Loan	In Progress	January 2017	January 2019	L +1.50%	L +1.20%	N/A	N/A
$1.5 billion unsecured senior line of credit	In Progress	April 2017	January 2019	L +1.20%	L +1.10%	0.25%	0.20%

ALEXANDRIA REAL ESTATE EQUITIES, INC. ALL RIGHTS RESERVED © 2013	2

ALEXANDRIA REAL ESTATE EQUITIES, INC.

June 30, 2013

Guidance

Based on our current view of existing market conditions and certain current assumptions, we have updated guidance for earnings per share attributable to Alexandria’s common stockholders – diluted and FFO per share attributable to Alexandria’s common stockholders – diluted for the year ended December 31, 2013, as set forth in the table below.  The table below provides a reconciliation of FFO per share, a non-GAAP measure, to earnings per share, the most directly comparable GAAP measure, as well as other key assumptions included in our guidance for the year ended December 31, 2013.  To the extent our full year earnings guidance is updated during the year, we will provide additional disclosure supporting reasons for any significant changes to such guidance.

Guidance for the Year Ended December 31, 2013	Reported on July 29, 2013	Reported on May 13, 2013
Earnings per share attributable to Alexandria’s common stockholders – diluted	$1.53 to $1.63	$1.50 to $1.60
Depreciation and amortization	$2.76 to $2.86	$2.80 to $2.90
(Gain) loss on sale of real estate	$(0.01)	$0.01
Other	$(0.01)	$(0.01)
FFO per share attributable to Alexandria’s common stockholders – diluted	$4.32 to $4.42	$4.35 to $4.45
Add back: actual 2Q13 per share loss on early extinguishment of debt (1)	$0.01	N/A
Add back: projected 3Q13 per share loss on early extinguishment of debt (1)	$0.02	N/A
FFO per share attributable to Alexandria’s common stockholders - diluted, as adjusted	$4.35 to $4.45	$4.35 to $4.45

Key projection assumptions:
Same property NOI growth – cash basis	5% to 7%	5% to 7%
Same property NOI growth – GAAP basis	1% to 3%	1% to 3%
Rental rate steps on lease renewals and re-leasing of space – cash basis	3% to 5%	1% to 3%
Rental rate steps on lease renewals and re-leasing of space – GAAP basis	11% to 13%	7% to 12%
Occupancy percentage for all operating properties at December 31, 2013	94.3% to 94.7%	94.3% to 94.7%
Straight-line rents	$24 to $26 million	$24 to $26 million
Amortization of above and below market leases	$3 to $4 million	$3 to $4 million
General and administrative expenses	$48 to $51 million	$48 to $51 million
Capitalization of interest	$51 to $57 million	$51 to $57 million
Interest expense, net	$71 to $81 million	$71 to $81 million
Net debt to adjusted EBITDA for the annualized three months ended December 31, 2013	6.5x	6.5x
Fixed charge coverage ratio for the annualized three months ended December 31, 2013	3.0x	3.0x
Non-income-producing land as a percentage of gross real estate by December 31, 2013	15% to 17%	15% to 17%

(1)             Represents loss on early extinguishment of debt related to the write-off of unamortized loan fees of $0.01 per share as a result of the $150 million partial repayment of our 2016 Unsecured Senior Bank Term Loan during the three months ended June 30, 2013, and the estimated loss on early extinguishment of debt related to the write-off of unamortized loan fees of $0.02 per share as a result of amendments of our 2016 Unsecured Senior Bank Term Loan, 2017 Unsecured Senior Bank Term Loan, and $1.5 billion unsecured senior line of credit which we expect to complete in the third quarter of 2013.

We expect that our principal liquidity needs for the year ended December 31, 2013, will be satisfied by the following multiple sources of capital as shown in the table below.  There can be no assurance that our sources and uses of capital will not be materially higher or lower than these expectations.

	Reported on July 29, 2013				Reported on May 13, 2013
Sources and Uses of Capital for the Year Ended December 31, 2013 (in millions)	Completed	Projected		Total	Total
Sources of capital:
Net cash provided by operating activities less dividends	$66	$64 - 84		$130 - 150	$130 - 150
Non-income-producing land sales	18	131 - 171	(1)	149 - 189	149 - 189
Income producing asset sales	129	0 - 5		129 - 134	125 - 138
Secured construction loan borrowings	26	19 - 39		45 - 65	45 - 55
Unsecured senior notes payable	500	–		500	350 - 450
Common stock offering	536	–		536	415 - 490
Available cash and borrowings on unsecured senior line of credit (2)	–	324 - 369		324 - 369	–
Total sources of capital	$1,275	$538 - 668		$1,813 - 1,943	$1,214 - 1,472

Uses of capital:
Development, redevelopment, and construction	$253	$346 - 376		$599 - 629	$617 - 667
Seller financing of asset sales	39	–		39	39
Acquisitions:
Completed/in process acquisitions	13	64		77	–
Additional acquisitions	-	123 - 223		123 - 223	200 - 300
Secured notes payable repayments	32	5		37	37
Unsecured senior bank term loan repayment	150	–		150	125 - 175
Excess cash retained from issuance of unsecured senior notes payable/pay down of unsecured senior line of credit	788	–		788	196 - 254
Total uses of capital	$1,275	$538 - 668		$1,813 - 1,943	$1,214 - 1,472

(1)             See Balance Sheet section of our Supplemental Package for additional information.

(2)             We had $302.2 million in cash and cash equivalents as of June 30, 2013.

The key assumptions behind the sources and uses of capital in the table are a favorable capital market environment and performance of our core operations in areas such as delivery of current and future development and redevelopment projects, leasing activity, and renewals.  Our expected sources and uses of capital are subject to a number of variables and uncertainties, including those discussed under the “Forward-looking statements” section under Part I, the “Risk Factors” section under Item 1A, and the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section under Item 7, of our annual report on Form 10-K for the year ended December 31, 2012.  We expect to update our forecast of sources and uses of capital on a quarterly basis.

ALEXANDRIA REAL ESTATE EQUITIES, INC. ALL RIGHTS RESERVED © 2013	3

ALEXANDRIA REAL ESTATE EQUITIES, INC.

June 30, 2013

Earnings Call Information

We will host a conference call on Tuesday, July 30, 2013, at 3:00 p.m. Eastern Time (“ET”)/12:00 p.m. noon Pacific Time (“PT”) that is open to the general public to discuss our financial and operating results for the three months ended June 30, 2013.  To participate in this conference call, dial (888) 724-9493 or (913) 312-1456 and confirmation code 7393551, shortly before 3:00 p.m. ET/12:00 p.m. noon PT.  The audio web cast can be accessed at: www.are.com, in the “For Investors” section.  A replay of the call will be available for a limited time from 6:00 p.m. ET/3:00 p.m. PT on Tuesday, July 30, 2013.  The replay number is (888) 203-1112 or (719) 457-0820 and the confirmation code is 7393551.

Additionally, a copy of this Earnings Press Release and Supplemental Information for the second quarter ended June 30, 2013, is available in the “For Investors” section of our website at www.are.com or by following this link: http://www.are.com/fs/2013q2.pdf.

About the Company

Alexandria Real Estate Equities, Inc. (NYSE: ARE), a self-administered and self-managed investment-grade REIT, is the largest and leading REIT focused principally on owning, operating, developing, redeveloping, and acquiring high-quality, sustainable real estate for the broad and diverse life science industry.  Founded in 1994, Alexandria was the first REIT to identify and pursue the laboratory niche and has since had the first-mover advantage in the core life science cluster locations including Greater Boston, the San Francisco Bay Area, San Diego, New York City, Seattle, Suburban Washington, D.C., and Research Triangle Park.  Alexandria’s high-credit client tenants span the life science industry, including renowned academic and medical institutions, multinational pharmaceutical companies, public and private biotechnology entities, United States government research agencies, medical device companies, industrial biotech companies, venture capital firms, and life science product and service companies.  As the recognized real estate partner of the life science industry, Alexandria has a superior track record in driving client tenant productivity, collaboration, and innovation through its best-in-class laboratory and office space adjacent to leading academic medical research centers, unparalleled life science real estate expertise and services, and a longstanding and expansive network in the life science community.  We believe these advantages result in higher occupancy levels, longer lease terms, higher rental income, higher returns, and greater long-term asset value.  For additional information on Alexandria, please visit www.are.com.

***********

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Such forward-looking statements include, without limitation, statements regarding our 2013 earnings per share attributable to Alexandria’s common stockholders – diluted, 2013 FFO per share attributable to Alexandria’s common stockholders – diluted, NOI and our projected sources and uses of capital for the year ended December 31, 2013.  These forward-looking statements are based on our current expectations, beliefs, projections, future plans, strategies, anticipated events, trends, and similar expressions concerning matters that are not historical facts, as well as a number of assumptions concerning future events.  These statements are subject to risks, uncertainties, assumptions and other important factors that could cause actual results to differ materially from the results discussed in the forward-looking statements.  Factors that might cause such a difference include, without limitation, our failure to obtain capital (debt, construction financing, and/or equity) or refinance debt maturities, increased interest rates and operating costs, adverse economic or real estate developments in our markets, our failure to successfully complete and lease our existing space held for redevelopment and new properties acquired for that purpose and any properties undergoing development, our failure to successfully operate or lease acquired properties, decreased rental rates or increased vacancy rates or failure to renew or replace expiring leases, defaults on or non-renewal of leases by client tenants, general and local economic conditions, and other risks and uncertainties detailed in our filings with the SEC.  Accordingly, you are cautioned not to place undue reliance on such forward-looking statements.  All forward-looking statements are made as of the date of this press release, and we assume no obligation to update this information and expressly disclaim any obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.  For more discussion relating to risks and uncertainties that could cause actual results to differ materially from those anticipated in our forward-looking statements, and risks to our business in general, please refer to our SEC filings, including our most recent annual report on Form 10-K and any subsequent quarterly reports on Form 10-Q.

ALEXANDRIA REAL ESTATE EQUITIES, INC. ALL RIGHTS RESERVED © 2013	4

ALEXANDRIA REAL ESTATE EQUITIES, INC.

June 30, 2013

Consolidated Statements of Income

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended					Six Months Ended
	6/30/13	3/31/13	12/31/12	9/30/12	6/30/12	6/30/13	6/30/12
Revenues:
Rental	$114,743	$111,776	$112,048	$106,216	$104,329	$226,519	$205,530
Tenant recoveries	35,923	35,611	35,721	34,006	31,881	71,534	63,763
Other income	3,569	2,993	3,785	2,628	9,383	6,562	12,011
Total revenues	154,235	150,380	151,554	142,850	145,593	304,615	281,304

Expenses:
Rental operations	46,323	45,224	46,176	44,203	42,102	91,547	82,555
General and administrative	12,472	11,648	12,635	12,470	12,298	24,120	22,655
Interest	15,978	18,020	17,941	17,092	17,922	33,998	34,148
Depreciation and amortization	46,580	46,065	47,515	46,584	50,741	92,645	92,527
Impairment of land parcel	–	–	2,050	–	–	–	–
Loss on early extinguishment of debt	560	–	–	–	1,602	560	2,225
Total expenses	121,913	120,957	126,317	120,349	124,665	242,870	234,110

Income from continuing operations	32,322	29,423	25,237	22,501	20,928	61,745	47,194

Income (loss) from discontinued operations:
Income from discontinued operations before impairment of real estate	243	814	5,171	5,603	4,713	1,057	9,358
Impairment of real estate	–	–	(1,601)	(9,799)	–	–	–
Income (loss) from discontinued operations, net	243	814	3,570	(4,196)	4,713	1,057	9,358

Gain on sale of land parcel	772	–	–	–	–	772	1,864
Net income	33,337	30,237	28,807	18,305	25,641	63,574	58,416

Net income attributable to noncontrolling interests	980	982	1,012	828	851	1,962	1,562
Dividends on preferred stock	6,471	6,471	6,471	6,471	6,903	12,942	14,386
Preferred stock redemption charge	–	–	–	–	–	–	5,978
Net income attributable to unvested restricted stock awards	403	342	324	360	271	745	506
Net income attributable to Alexandria’s common stockholders	$25,483	$22,442	$21,000	$10,646	$17,616	$47,925	$35,984

Earnings per share attributable to Alexandria’s common stockholders – basic and diluted:
Continuing operations	$0.38	$0.35	$0.27	$0.24	$0.21	$0.72	$0.43
Discontinued operations, net	–	0.01	0.06	(0.07)	0.08	0.02	0.15
Earnings per share – basic and diluted	$0.38	$0.36	$0.33	$0.17	$0.29	$0.74	$0.58

Weighted average shares of common stock outstanding for calculating earnings per share attributable to Alexandria’s common stockholders:
– Basic	66,973	63,161	63,092	62,364	61,663	65,078	61,586
– Diluted	66,973	63,161	63,092	62,364	61,664	65,078	61,586

ALEXANDRIA REAL ESTATE EQUITIES, INC. ALL RIGHTS RESERVED © 2013	5

ALEXANDRIA REAL ESTATE EQUITIES, INC.

June 30, 2013

Consolidated Balance Sheets

(In thousands)

(Unaudited)

	June 30,	March 31,	December 31,	September 30,	June 30,
	2013	2013	2012	2012	2012
Assets
Investments in real estate, net	$6,453,379	$6,375,182	$6,424,578	$6,300,027	$6,208,354
Cash and cash equivalents	302,205	87,001	140,971	94,904	80,937
Restricted cash	30,914	30,008	39,947	44,863	41,897
Tenant receivables	7,577	9,261	8,449	10,124	6,143
Deferred rent	177,507	170,100	170,396	160,914	155,295
Deferred leasing and financing costs, net	164,362	159,872	160,048	152,021	151,355
Investments	122,605	123,543	115,048	107,808	104,454
Other assets	120,740	135,952	90,679	94,356	93,304
Total assets	$7,379,289	$7,090,919	$7,150,116	$6,965,017	$6,841,739

Liabilities, Noncontrolling Interests, and Equity
Secured notes payable	$711,029	$730,714	$716,144	$719,350	$719,977
Unsecured senior notes payable	1,048,395	549,816	549,805	549,794	549,783
Unsecured senior line of credit	–	554,000	566,000	413,000	379,000
Unsecured senior bank term loans	1,200,000	1,350,000	1,350,000	1,350,000	1,350,000
Accounts payable, accrued expenses, and tenant security deposits	368,249	367,153	423,708	376,785	348,037
Dividends payable	52,141	43,955	41,401	39,468	38,357
Total liabilities	3,379,814	3,595,638	3,647,058	3,448,397	3,385,154

Commitments and contingencies

Redeemable noncontrolling interests	14,505	14,534	14,564	15,610	15,817

Alexandria Real Estate Equities, Inc.’s stockholders’ equity:
Series D Cumulative Convertible Preferred Stock	250,000	250,000	250,000	250,000	250,000
Series E Cumulative Redeemable Preferred Stock	130,000	130,000	130,000	130,000	130,000
Common stock	710	633	632	632	622
Additional paid-in capital	3,596,477	3,075,860	3,086,052	3,094,987	3,053,269
Accumulated other comprehensive loss	(39,565)	(22,890)	(24,833)	(19,729)	(37,370)
Alexandria’s stockholders’ equity	3,937,622	3,433,603	3,441,851	3,455,890	3,396,521
Noncontrolling interests	47,348	47,144	46,643	45,120	44,247
Total equity	3,984,970	3,480,747	3,488,494	3,501,010	3,440,768
Total liabilities, noncontrolling interests, and equity	$7,379,289	$7,090,919	$7,150,116	$6,965,017	$6,841,739

ALEXANDRIA REAL ESTATE EQUITIES, INC. ALL RIGHTS RESERVED © 2013	6

ALEXANDRIA REAL ESTATE EQUITIES, INC.

June 30, 2013

Funds From Operations and Adjusted Funds From Operations

(In thousands, except per share amounts)

(Unaudited)

The following table presents a reconciliation of net income attributable to Alexandria’s common stockholders – basic, the most directly comparable financial measure presented in accordance with GAAP, to FFO attributable to Alexandria’s common stockholders – diluted, FFO attributable to Alexandria’s common stockholders – diluted, as adjusted, and AFFO attributable to Alexandria’s common stockholders – diluted, for the periods below:

	Three Months Ended					Six Months Ended
	6/30/13	3/31/13	12/31/12	9/30/12	6/30/12	6/30/13	6/30/12
Net income attributable to Alexandria’s common stockholders – basic	$25,483	$22,442	$21,000	$10,646	$17,616	$47,925	$35,984
Depreciation and amortization	46,580	46,995	48,072	48,173	52,355	93,575	95,760
Loss (gain) on sale of real estate	(219)	340	–	(1,562)	(2)	121	(2)
Impairment of real estate	–	–	1,601	9,799	–	–	–
Gain on sale of land parcel	(772)	–	–	–	–	(772)	(1,864)
Amount attributable to noncontrolling interests/unvested restricted stock awards:
Net income	1,383	1,324	1,336	1,188	1,122	2,707	2,068
FFO	(1,437)	(1,064)	(1,109)	(1,148)	(1,133)	(2,501)	(2,305)
FFO attributable to Alexandria’s common stockholders – basic	71,018	70,037	70,900	67,096	69,958	141,055	129,641
Assumed conversion of 8.00% Unsecured Senior Convertible Notes	5	5	5	5	6	10	11
FFO attributable to Alexandria’s common stockholders – diluted	71,023	70,042	70,905	67,101	69,964	141,065	129,652
Realized gain on equity investment primarily related to one non-tenant life science entity	–	–	–	–	(5,811)	–	(5,811)
Impairment of land parcel	–	–	2,050	–	–	–	–
Loss on early extinguishment of debt	560	–	–	–	1,602	560	2,225
Preferred stock redemption charge	–	–	–	–	–	–	5,978
Allocation to unvested restricted stock awards	(12)	–	(19)	–	35	(12)	(20)
FFO attributable to Alexandria’s common stockholders – diluted, as adjusted	71,571	70,042	72,936	67,101	65,790	141,613	132,024

Non-revenue-enhancing capital expenditures:
Maintenance building improvements	(337)	(596)	(329)	(935)	(594)	(933)	(804)
Tenant improvements and leasing commissions	(2,990)	(882)	(3,170)	(1,844)	(2,148)	(3,872)	(4,167)
Straight-line rent revenue	(8,239)	(6,198)	(9,240)	(5,225)	(5,195)	(14,437)	(13,991)
Straight-line rent expense on ground leases	539	538	471	201	1,207	1,077	2,613
Capitalized income from development projects	9	22	45	50	72	31	550
Amortization of acquired above and below market leases	(830)	(830)	(844)	(778)	(778)	(1,660)	(1,578)
Amortization of loan fees	2,427	2,386	2,505	2,470	2,214	4,813	4,857
Amortization of debt premiums/discounts	115	115	110	112	110	230	289
Stock compensation	4,463	3,349	3,748	3,845	3,274	7,812	6,567
Allocation to unvested restricted stock awards	50	19	63	19	15	69	48
AFFO attributable to Alexandria’s common stockholders – diluted	$66,778	$67,965	$66,295	$65,016	$63,967	$134,743	$126,408

The following table presents a reconciliation of net income per share attributable to Alexandria’s common stockholders – basic, to FFO per share attributable to Alexandria’s common stockholders – diluted, FFO per share attributable to Alexandria’s common stockholders – diluted, as adjusted, and AFFO per share attributable to Alexandria’s common stockholders – diluted, for the periods below.  For the computation of the weighted average shares used to compute the per share information, refer to the “Definitions and Other Information” section in our supplemental information:

	Three Months Ended					Six Months Ended
	6/30/13	3/31/13	12/31/12	9/30/12	6/30/12	6/30/13	6/30/12
Net income per share attributable to Alexandria’s common stockholders – basic	$0.38	$0.36	$0.33	$0.17	$0.29	$0.74	$0.58
Depreciation and amortization	0.69	0.74	0.76	0.78	0.84	1.43	1.56
Loss (gain) on sale of real estate	–	0.01	–	(0.03)	–	0.01	–
Impairment of real estate	–	–	0.03	0.16	–	–	–
Gain on sale of land parcel	(0.01)	–	–	–	–	(0.01)	(0.03)
Amount attributable to noncontrolling interests/unvested restricted stock awards:
Net income	0.02	0.02	0.02	0.02	0.02	0.04	0.03
FFO	(0.02)	(0.02)	(0.02)	(0.02)	(0.02)	(0.04)	(0.04)
FFO per share attributable to Alexandria’s common stockholders – basic	1.06	1.11	1.12	1.08	1.13	2.17	2.11
Assumed conversion of 8.00% Unsecured Senior Convertible Notes	–	–	–	–	–	–	–
FFO per share attributable to Alexandria’s common stockholders – diluted	1.06	1.11	1.12	1.08	1.13	2.17	2.11
Realized gain on equity investment primarily related to one non-tenant life science entity	–	–	–	–	(0.09)	–	(0.09)
Impairment of land parcel	–	–	0.04	–	–	–	–
Loss on early extinguishment of debt	0.01	–	–	–	0.03	0.01	0.03
Preferred stock redemption charge	–	–	–	–	–	–	0.10
Allocation to unvested restricted stock awards	–	–	–	–	–	–	–
FFO per share attributable to Alexandria’s common stockholders – diluted, as adjusted	1.07	1.11	1.16	1.08	1.07	2.18	2.14

Non-revenue-enhancing capital expenditures:
Maintenance building improvements	(0.01)	(0.01)	(0.01)	(0.01)	(0.01)	(0.01)	(0.01)
Tenant improvements and leasing commissions	(0.04)	(0.01)	(0.05)	(0.03)	(0.03)	(0.06)	(0.07)
Straight-line rent revenue	(0.12)	(0.10)	(0.15)	(0.08)	(0.08)	(0.22)	(0.23)
Straight-line rent expense on ground leases	0.01	0.01	0.01	–	0.02	0.02	0.04
Amortization of acquired above and below market leases	(0.01)	(0.01)	(0.01)	(0.01)	(0.01)	(0.03)	(0.03)
Amortization of loan fees	0.03	0.04	0.04	0.03	0.03	0.07	0.09
Stock compensation	0.07	0.05	0.06	0.06	0.05	0.12	0.11
Allocation to unvested restricted stock awards	–	–	–	–	–	–	–
Other	–	–	–	–	–	–	0.01
AFFO per share attributable to Alexandria’s common stockholders – diluted	$1.00	$1.08	$1.05	$1.04	$1.04	$2.07	$2.05

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